Specimen Stock Certificate
                            FRONT

                         INTERGRAPH
                         CORPORATION


    INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE





COMMON STOCK                            SEE REVERSE FOR
                                        CERTAIN DEFINITIONS



This Certifies that                     CUSIP   458683 10 9




Is the owner of

Full paid non-assessable shares of common stock of the par value of $.10 per share of INTERGRAPH CORPORATION, transferable on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the _______________Transfer Agent and Registrar. Witness the facsimile seal of the Corporation ______________ and the facsimile signatures of its duly authorized officers.

     Dated:


Signature ____________   SEAL IN THE   Signature______________
          Secretary         MIDDLE     Executive Vice President










                            BACK


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though the were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by entireties
JT TEN  - as joint tenants with right of
          survivorship and not as tenants in common
                       UNIF GIFT MIN ACT -____Custodian_____
                                          (Cust)      (Minor)
                  under Uniform Gifts to Minors Act ________
                                                     (State)

Additional abbreviations may also be used though not in the above list.


For value received, _____________ hereby sell, assign and
transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
INDENTIFYING NUMBER OF ASSIGNEE
___________________________________


____________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,INCLUDING ZIP CODE,
OF ASSIGNEE)


shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_________________


                    NOTICE:  The signature to this
                    assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED: The signatures should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC rule 17AD-15.

Legend (Placed vertically on left margin)

This certificate also evidences and entitles the holder to certain Rights as set forth in an Amended and Restated Rights Agreement between Intergraph Corporation and Computershare Investor Services, LLC, dated on March 5, 2002 (the "Rights Agreement"), the terms of which are hereby Incorporated herein by reference and a copy which is on file at the principal executive offices of Intergraph Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate. Intergraph Corporation will mail to the holder of the Certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefore. Under certain circumstances as set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null or void.